EXHIBIT 99.1

PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                         Georgetown Savings Bank
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                            Georgetown Bancorp, Inc.
                Reports Results for Quarter Ended March 31, 2005
                   Net Interest Income Increased More Than 20%


         GEORGETOWN, MASSACHUSETTS, May 3, 2005 -
         Georgetown Bancorp, Inc. (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported net income for the three months ended March 31, 2005 of $66,000 versus $62,000 for the three months ended March 31, 2004. Net income for the nine months ended March 31, 2005 was $377,000 compared to $238,000 for the nine months ended March 31, 2004. Earnings per share data is not presented, as the shares issued were not outstanding for the entire quarter.

         Net interest income increased $220,000, or 24.1% to $1.1 million for the three months ended March 31, 2005 from $913,000 for the same period in 2004. This increase in our net interest income was a result of the $14.1 million, or 128.0%, increase in our net interest-earning assets to $25.1 million for the three months ended March 31, 2005, from $11.0 million during the same period in 2004, partially offset by the decrease in our net interest margin to 3.04% during the three months ended March 31, 2005, from 3.26% for the same period in 2004. Net interest income increased $549,000 or 20.5% to $3.2 million for the nine months ended March 31, 2005 from $2.7 million for the same period in 2004. This increase in our net interest income was a result of the $6.5 million, or 68.5%, increase in our net interest-earning assets to $15.9 million for the nine months ended March 31, 2005, from $9.4 million during the same period in 2004, partially offset by the decrease in our net interest margin to 3.09% during the nine months ended March 31, 2005, from 3.25% for the same period in 2004.

         Robert E. Balletto, President and Chief Executive Officer, said, "I am pleased with the continued increase in our net interest income, which will become increasingly important as the Bank makes future investments needed to fulfill its strategic plan of continued growth. We will be completing an upgrade of the Bank's entire core processing system in June 2005, which is expected to aid the Bank in its sales efforts. With regard to the Company's strategic plans for branch expansion, we recently announced plans to open a new full-service branch in North Andover. While I'm encouraged about the long term benefits of these initiatives, they are expected to have a negative impact on the Company's net income on a short-term basis."

         The provision for loan losses for the three months and nine months ended March 31, 2005 was $30,000 and $66,000 respectively, compared with $18,000 and $42,000 for the same periods in 2004.

         Non-interest income for the three months and nine months ended March 31, 2005 was $100,000 and $296,000 respectively, compared to $93,000 and $307,000 for the same periods in 2004.

         Non-interest expense for the three months and nine months ended March 31, 2005 was $1.1 million and $2.9 million respectively, compared to $901,000 and $2.6 million for the same periods in 2004. The increase in non-interest expense was primarily related to new expenses associated with being a public company and expenses related to the establishment of our new Investment Services Program.

         Total assets increased by $30.3 million or 24.3%, to $155.2 million at March 31, 2005 from $124.9 million at June 30, 2004. Investment securities available for sale increased $6.5 million, to $16.8 million at March 31, 2005 from $10.3 million at June 30, 2004. Investment securities held to maturity increased $9.5 million, to $13.2 million at March 31, 2005 from $3.7 million at June 30, 2004. Net loans receivable increased $10.9 million to, $109.3 million at March 31, 2005 from $98.4 million at June 30, 2004.

         Total deposits increased $2.0 million, to $89.9 million at March 31, 2005 from $87.9 million at June 30, 2004.

         Short-term borrowings from the Federal Home Loan Bank increased $19.0 million, to $25.3 million at March 31, 2005 from $6.3 million at June 30, 2004.

         Total stockholders' equity at March 31, 2005 and June 30, 2004 was $19.2 million and $8.1 million respectively, representing 12.34% and 6.46% of total assets at those dates. The increase in total stockholders' equity was primarily due to the Company's initial public offering that was completed on January 5, 2005.

                            GEORGETOWN BANCORP, INC.
                        STATEMENTS OF FINANCIAL CONDITION
                        ---------------------------------
                                   (unaudited)

                                     ASSETS

                                                                                At                 At
                                                                             March 31           June 30
                                                                               2005               2004
                                                                           ------------       ------------
Cash and due from banks                                                    $      2,446       $      2,233
Short-term investments                                                            3,777              1,475
         Total cash and cash equivalents                                          6,223              3,708

Securities available for sale, at fair value                                     16,760             10,299
Securities held to maturity, at amortized cost                                   13,200              3,682
Federal Home Loan Bank stock, at cost                                             2,428              1,549
Loans, net of allowance for loan losses                                         109,264             98,357
Premises and equipment, net                                                       4,879              5,077
Accrued interest receivable                                                         567                411
Bank-owned life insurance                                                         1,154              1,121
Other assets                                                                        774                654
                                                                           ------------       ------------
                                                                           $    155,249       $    124,858
                                                                           ============       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                   $     89,948       $     87,936
Securities sold under agreements to repurchase                                      737               908
Short-term borrowings                                                            25,250             6,340
Long-term Federal Home Loan Bank Advances                                        19,479            21,012
Mortgagors' escrow accounts                                                         316               232
Accrued expenses and other liabilities                                              362               361
                                                                           ------------       ------------
               Total liabilities                                                136,092           116,789
                                                                           ------------       ------------

Common Stock, $0.10 par value per share: 2,777,250
  shares issued and outstanding                                                     278                  -
Additional paid-in capital                                                       11,452                  -
Retained earnings                                                                 8,548              8,171
Accumulated other comprehensive loss                                               (121)              (102)
Unearned compensation                                                            (1,000)                 -
                                                                           ------------       ------------
Total stockholders' equity                                                       19,157              8,069
                                                                           ------------       ------------
                                                                           $    155,249       $    124,858
                                                                           ============       ============


                GEORGETOWN BANCORP, INC.
                  STATEMENTS OF INCOME
                      (unaudited)

                                                                  Three Months Ended                Nine Months Ended
                                                               March 31        March 31         March 31         March 31
                                                                 2005            2004             2005             2004
                                                               --------        --------         --------         --------
Interest and dividend income:
    Interest and fees on loans                                 $ 1,487         $ 1,301          $ 4,304          $ 3,846
    Investment interest and dividends                              276             124              792              389
    Short-term investments                                          64               4              101               17
                                                               --------        --------         --------         --------
               Total interest and dividend income                1,827           1,429            5,197            4,252
                                                               --------        --------         --------         --------

Interest expense:
    Deposits                                                       337             306            1,022              939
    Federal Home Loan Bank advances                                356             208              941              629
    Securities sold under agreements to repurchase                   2               2                6                5
                                                               --------        --------         --------         --------
               Total interest expense                              695             516            1,969            1,573
                                                               --------        --------         --------         --------

Net interest income                                              1,132             913            3,228            2,679
Provision for loan losses                                           30              18               66               42
                                                               --------        --------         --------         --------
      Net interest income, after provision  for loan losses      1,102             895            3,162            2,637
                                                               --------        --------         --------         --------

Non-interest income:
    Customer service fees                                           83              76              237              250
    Loan fees                                                        4               6               15               22
    Loss on sale of securities                                       -               -               (2)               -
    Loss on impairment of securities                                 -               -                -              (10)
    Income from bank-owned life insurance                           11              11               33               35
    Other                                                            2               -               13               10
                                                               --------        --------         --------         --------
               Total non-interest income                           100              93              296              307
                                                               --------        --------         --------         --------

Non-interest expenses:
    Salaries and employee benefits                                 574             491            1,513            1,370
    Occupancy and equipment expenses                               170             157              474              442
    Data processing expenses                                        73              77              217              212
    Professional fees                                              105              37              189              116
    Advertising expense                                             33              21               88               96
    Other general and administrative expenses                      154             118              407              357
                                                               --------        --------         --------         --------
               Total non-interest expenses                       1,109             901            2,888            2,593
                                                               --------        --------         --------         --------
Income before income taxes                                          93              87              570              351

Provision for income taxes                                          27              25              193              113
                                                               --------        --------         --------         --------

Net income                                                     $    66         $    62          $   377          $   238
                                                               ========        ========         ========         ========


About Georgetown Savings Bank
-----------------------------

Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. The Bank will open a third branch in North Andover in the autumn of 2005. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.


Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END


================================================================================